UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

April 5, 2021

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 1st Avenue South, Suite 300
Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	PRCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 5, 2021, Porch Group, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Homeowners of America Holdings Corporation, a Delaware corporation (“HOA”), pursuant to the terms of that Agreement and Plan of Merger, dated as of January 13, 2021 (the “Merger Agreement”), by and among the Company, HOA, HPAC, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and HOA Security Representative, LLC, solely in its capacity as the representative for the securityholders of HOA, pursuant to which, among other matters, Merger Sub merged with and into HOA, with HOA surviving as a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of HOA common stock and each in-the-money option to acquire shares of HOA common stock was cancelled and converted into the right to receive a pro rata amount of (i) $100 million, as may be adjusted in accordance with the terms of the Merger Agreement, of which approximately $21.7 million is payable in Company common stock to HOA stockholders that are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) (for an aggregate amount of 1,292,430 shares of Company common stock issued in connection with the closing of the Merger) and (ii) up to 500,000 additional shares of Company common stock which are issuable contingent on the achievement of certain price thresholds with respect to the Company common stock within the two (2) year period following the Merger. In addition, certain key employees of HOA are entitled to grants of restricted Company common stock under the 2020 Porch Group, Inc. Stock Incentive Plan in an aggregate amount equal to $510,000 and as well as awards of up to an aggregate amount of 100,000 options to acquire Company common stock, in each case upon the terms and subject to the conditions of the Merger Agreement. In order to satisfy purchase price adjustments or indemnification claims in accordance with the Merger Agreement, $330,000 and $1,000,000, respectively, were held back from the aggregate cash consideration payable at closing.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission (“SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 14, 2021, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company issued the shares of common stock in reliance on the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act.

Item 7.01 Completion of Acquisition or Disposition of Assets.

On April 6, 2021, the Company issued a press release in connection with the acquisition of HOA. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required to be filed under Item 9.01(a) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed under Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 13, 2021, by and among Porch Group, Inc., Homeowners of America Holding Corporation, HPAC, Inc. and HOA Securityholders Representative, LLC, solely in its capacity as the Securityholder Representative, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 14, 2021.
99.1*	Press Release issued by Porch Group, Inc., dated April 6, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*       This Exhibit is furnished herewith and will not be deemed “filed” for purposes of Section 18 of the Exchange Act or deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except as otherwise expressly stated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Martin L. Heimbigner
	Name:	Martin L. Heimbigner
	Title:	Chief Financial Officer

Date: April 6, 2021